                                                            Exhibit 10(ii)(A)(6)

                              AMENDED AND RESTATED
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

               (As amended and restated effective January 1, 1997)


         CHOICECARE CORPORATION (the "ChoiceCare Parent") and CHOICECARE HEALTH PLANS, INC. (the "ChoiceCare Operating Company," and with the ChoiceCare Parent and the ChoiceCare Operating Company being collectively referred to as the "Employer"), and DANIEL A. GREGORIE, M.D. (the "Employee") hereby agree as follows, effective as of the 1st day of January, 1997


                                    SECTION 1
                                    ---------

                              PURPOSE OF AGREEMENT
                              --------------------

         1.1 The Midwest Foundation Independent Physicians Association and Daniel A. Gregorie, M.D. entered into a Supplemental Executive Retirement Agreement on the r day of December 1994. This agreement amends and restates that prior agreement effective as of January 1, 1997.

         1.2 The purpose of this Agreement is to provide deferred compensation for Daniel A. Gregorie, M.D., the President and Chief Executive Officer of the ChoiceCare Parent and the ChoiceCare Operating Company. The Agreement is intended to be an unfunded deferred compensation plan within the meaning of sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended, and shall be construed as such. This Agreement is also intended to constitute the Supplemental Executive Retirement Plan described in the Employment Agreement between Daniel A. Gregorie, M.D. and the ChoiceCare Parent and the ChoiceCare Operating Company


                                    SECTION 2
                                    ---------

                               GENERAL DEFINITIONS
                               -------------------

         GENERAL DEFINITIONS. For purposes of the Agreement, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires. Terms not defined herein but defined in the Employment Agreement shall have the meanings given such terms in the Employment Agreement.

         2.1 "Base Salary" means the Employee's base salary payable to him by the Employer pursuant to Section 5.1 of the Employment Agreement, prior to any reduction of such base salary pursuant to Sections 125, 402(a)(8), or 403(b) of the Code, and excluding any additional amounts computed with reference to such base salary and payable under Sections 7 or 8 of the

Employment Agreement following a change in control or a strategic investor purchase (as those terms are defined in the Employment Agreement).

         2.2 "Beneficiary" means the person or entity last designated by the Employee, on forms furnished and in the manner prescribed by the Committee and delivered to the Committee before the Employee's death, to receive any benefit payable under the Agreement after the Employee's death. If the Employee fails to designate a beneficiary or if, for any reason, such designation is not effective, his "Beneficiary" shall be his surviving spouse or, if none, his estate.

         2.3 "Code" means the Internal Revenue Code of 1986 as such Code now exists or is hereafter amended.

         2.4 "Committee" means the Human Resources and Compensation Committee of the Board of Directors of the ChoiceCare Parent.

         2.5 "Employee" means Daniel A. Gregorie, M.D.

         2.6 "Employer" means, collectively, ChoiceCare Corporation (the "ChoiceCare Parent") and ChoiceCare Health Plans, Inc. (the "ChoiceCare Operating Company").

         2.7 "Employment Agreement" means the employment agreement between Daniel A. Gregorie, M.D. and the Employer, as amended and restated effective January 1, 1997 and as subsequently amended from time to time.

         2.8 "Qualified Plans" means all defined contribution retirement plans maintained by the Employer that are intended to be qualified under Section 401(a) of the Code.

         2.9 "Year" or "year" means the calendar year.


                                    SECTION 3
                                    ---------

                                     CREDITS
                                     -------

         3.1 CREDITS DURING EMPLOYMENT. For the year 1994, and for each subsequent year through and including the year 1999 in which the Employee remains an employee of the Employer, the Employer shall credit to the book Account established under Section 4.1, as of the last day of such year, an amount equal to 19% of the total of: (i) the Employee's actual Base Salary paid to him by the Employer for such year, and (ii) the Employee's actual award for such year under the Employer's Annual Executive Incentive Plan (as defined in the Employment Agreement and excluding any additional amounts computed with reference to such Annual Executive Incentive Plan and payable under Sections 7 or 8 of the Employment Agreement following a change in control or a strategic investor purchase as those terms are

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



defined in the Employment Agreement). For each year subsequent to the year 1999 in which the Employee remains an employee of the Employer, the Employer shall credit to the book Account established under Section 4.1, as of the last day of such year, an amount equal to 16% of the total of: (i) the Employee's actual Base Salary paid to him by the Employer for such year, and (ii) the Employee's actual award for such year under the Employer's Annual Executive Incentive Plan (excluding any additional amounts computed with reference to such Annual Executive Incentive Plan and payable under Sections 7 or 8 of the Employment Agreement following a change in control or a strategic investor purchase as those terms are defined in the Employment Agreement).

         3.2 ADDITIONAL CREDIT. In addition to the amount determined under
Section 3.1, a credit shall be made to the Account established under Section , as of December 31, 1994, equal to $296,000. The Employee and the Employer agree that such amount represents the additional balance in the Account that would have resulted as of December 31, 1994 if this Agreement had been in effect during the years 1989 through 1993.

         3.3 CREDIT FOR YEAR OF TERMINATION. If the Employee's employment with the Employer terminates for any reason except Cause, the credit for the year of termination shall be made pursuant to Section , based solely upon the Employee's actual Base Salary paid to him by the Employer for such year and the Employee's actual award for such year under the Employer's Annual Executive Incentive Plan (as defined in the Employment Agreement), but excluding any additional compensation paid to the Employee for such year except to the extent that such additional compensation must be included as required under Sections 6.5(b) and
8.5 of the Employment Agreement. Except as provided in such Sections 6.5(b) and 8.5, this exclusion shall apply to (but not be limited to) additional compensation of any type paid to him pursuant to the Employment Agreement due to his termination of employment and any additional amounts computed with reference to the Employer's Annual Executive Incentive Plan and payable under Sections 7 or 8 of the Employment Agreement following a change in control or a strategic investor purchase as those terms are defined in the Employment Agreement. Notwithstanding Section , if the Employee's employment with the Employer is terminated for Cause, no credit shall be made to the Employee's Account for the year in which his employment ends.

         3.4 MINIMUM CREDIT. If the total of all credits to be made pursuant to Sections 3.1, 3.2, and 3.3 to the Account established under Section 4.1, determined as of the date of the Employee's termination of employment with the Employer for any reason other than Cause (the "Total Credits"), is less than the Minimum Amount, an additional credit shall be made to such Account pursuant to this Section 3.4. Such additional credit shall equal the Minimum Amount, less the Total Credits, and shall be made as of the date of the termination of the Employee's employment with the Employer.

                  (a) For purposes of this Agreement, the "Minimum Amount" shall equal the total of: (i) the Cumulative Amount, determined from the following schedule for the year immediately prior to the year in which the termination occurs, plus (ii) the Annual Increment,

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



determined from the following schedule for the year in which the termination occurs, multiplied by a fraction, the numerator of which is the number of months during such year in which the Employee was actively employed by the Employer, and the denominator of which is twelve.


=====================================================================================================
      Year of Termination                Annual Increment                  Cumulative Amount
-----------------------------------------------------------------------------------------------------
             1994                         not applicable                        390,353
-----------------------------------------------------------------------------------------------------
             1995                             87,780                            478,133
-----------------------------------------------------------------------------------------------------
             1996                             92,169                            570,302
-----------------------------------------------------------------------------------------------------
             1997                             96,777                            667,079
-----------------------------------------------------------------------------------------------------
             1998                            101,616                            768,695
-----------------------------------------------------------------------------------------------------
         1999 or later                       106,697                            875,392
=====================================================================================================

                  (b) Solely as an example to illustrate the intent of this
Section 3.4, if the date of the Employee's termination of employment with the Employer is July 15, 1996, the Minimum Amount is $531,898, which is the total of the Cumulative Amount for 1995 ($478,133) plus 7/12 of the Annual Increment for 1996 ($53,765). If the Total Credits as of July 15, 1996 are $500,000, the additional credit made pursuant to this Section 3.4 is $31,898.

                  (c) Notwithstanding any other provision of this Agreement, if his employment with the Employer terminates for Cause, no credit shall be made to the Employee's Account under this Section 3.4 for the year in which his employment ends.

         3.5 NO CONTRIBUTIONS BY EMPLOYEE. The Employee shall not be required or permitted to make contributions to his Account under this Agreement.


                                    SECTION 4
                                    ---------

                      MAINTENANCE AND VALUATION OF ACCOUNT
                      ------------------------------------

         4.1 ESTABLISHMENT OF ACCOUNT. There shall be established for the Employee a separate book account (the "Account"), which shall reflect the amounts credited pursuant to Section 3 and the assumed investment thereof. Subject to such rules as the Committee may prescribe, any amount credited under Sections 3.1, 3.2, or 3.3 shall be credited to the Employee's Account as of the last day of the year for which such credit is made, and shall be assumed to have been invested as of that date pursuant to Section 4.2 of this Agreement.

         4.2 ASSUMED INVESTMENTS. With respect to any period of time, the credits to the Employee's Account made in accordance with Sections 3.1, 3.2, or
3.3 shall be assumed to have been invested in two or more investment funds designated by the Committee among which the

Employee may designate as the assumed investment of his Account. Such investment funds may, but need not, be the same investment funds that are available under the Employer's Qualified Plans. The assumed investment return or loss for each year shall be credited to the Employee's Account as of the last day of such year, provided, however, that the assumed investment return or loss for the year in which the Account is distributed to the Employee or his Beneficiary shall be deemed to be credited to the Account as of the date the distribution from the Account is made.

         4.3 VALUATION. As soon as practical following the end of each year, the Employee, or, in the event of his death, his Beneficiary, shall be furnished a statement as of December 31 showing the then balance of the Employee's Account, the total credits to such Account during the preceding calendar year pursuant to Sections 3.1, 3.2, or 3.3, and the investment return or loss credited to such Account pursuant to Section 4.2.

         4.4 LIMITATION. Notwithstanding any other provision of this Agreement, all credits to the Employee's Account under any provision of this Agreement shall be made on the express condition that such credits do not adversely affect the tax-exempt status of Midwest Foundation Independent Physicians Association dba ChoiceCare under section 501(c)(4) of the Code. If the Internal Revenue Service determines that any credit to the Employee's Account made under this Agreement (by itself or in combination with other compensation paid to the Employee by the Employer) adversely affects such tax-exempt status, the Employer may, after providing at least 20 days' written notice of the proposed action to the Employee, reduce or cancel such credit to the extent necessary to preserve or restore such tax-exempt status, and in the event of such a cancellation, the Employee shall have no right or claim to the amount so cancelled or to any other benefit or compensation in consequence of such cancellation.


                                    SECTION 5
                                    ---------

                                     VESTING
                                     -------

         5.1 VESTING. The vested percentage of the Employee's Account shall be 100% as of December 31, 1999. At any relevant time prior to December 31, 1999, the vested percentage of the Employee's Account shall be 0%, except as otherwise provided in Section 5.2.

         5.2 EARLY VESTING. Notwithstanding Section 5.1, the vested percentage of the Employee's Account shall be 100% as of the earliest of the following:

                  (a) Termination or nonrenewal of the Employment Agreement prior to December 31, 1999 by the Employer without Cause, provided, however, that termination of the Employment Agreement prior to such date by the Employee shall not affect the vesting of the Employee's Account;

                  (b) The Employee's death or permanent disability (as defined in the Employment Agreement) while he remains employed by the Employer; or

                  (c) The occurrence of a change in control (as defined in the Employment Agreement).

         5.3 TERMINATION FOR CAUSE. Notwithstanding any other provision of this Agreement, if the Employee is terminated for Cause (as defined in the Employment Agreement), the vested percentage of his Account shall be 0% and he shall forfeit all amounts in his Account.


                                    SECTION 6
                                    ---------

                          DISTRIBUTIONS AND FORFEITURES
                          -----------------------------

         6.1 GENERAL. Except as otherwise provided in this Section 6, no amount shall be paid with respect to the Employee's Account while he remains employed by the Employer.

         6.2 TERMINATION OF EMPLOYMENT. The Employer will pay or begin to pay to the Employee the vested percentage of the balance in his Account, determined as of the date he terminates all employment with the Employer for any reason other than his death, as soon as administratively practical after the first business day of the first calendar quarter which begins after the date on which he ceases to be an employee of the Employer, in the latest form of payment elected by the Employee under this Agreement. The Employee may elect either a lump sum payment or any number of annual installment payments, up to ten annual installment payments.

                  (a) The Employee is deemed to have elected to receive a lump sum payment unless he changes this election pursuant to Section 6.2(b).

                  (b) The Employee may change the election he is deemed to make under Section 6.2(a) by completing an appropriate form and filing it with the Committee; except that any change of the form of payment will not be given any effect under this Agreement unless the date on which the Employee ceases to be an employee of the Employer occurs one year or more after the date on which the form changing the election is filed with the Committee.

                  (c) The amount of each annual installment payable under this
Section 6.2 (if the Employee elects to receive his Account in annual installment payments) will be a fraction of the amount credited to the Employee's Account as of the installment payment date, the numerator of which is one and the denominator of which is equal to the total number of installments remaining to be paid (including the installment to be paid on that installment payment date). The first installment payment will be made at the time indicated in the first sentence of this Section 6.2, and all remaining installment payments will be made as soon as

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



administratively practical after each annual anniversary of the initial installment payment until all required installment payments have been made.

                  (d) If the Employee receives all amounts credited to his Account because he has ceased to be an employee of the Employer, and an additional amount is subsequently credited to his Account under the terms of the Agreement, that additional amount will be paid to the Employee as soon as administratively practical after it is credited to his Account.

                  (e) For purposes of this Section 6.2, if the Employee incurs a "permanent disability" (as defined in the Employee's employment agreement with the Employer) before ceasing his employment with the Employer, he will be deemed to cease employment with the Employer on the date that the Committee determines that he has incurred such permanent disability.

         6.3 FORFEITURES. Any nonvested percentage of the balance in the Employee's Account, determined as of the date on which he terminates employment with the Employer for any reason other than his death or total disability (as defined in the Employment Agreement), shall be forfeited as of such date.

         6.4 DEATH. If the Employee ceases to be employed by the Employer by reason of his death, or if he dies after ceasing to be an employee but before the vested percentage of the amount credited to his Account has been paid or has begun to be paid to him, the Employer shall pay to the Employee's Beneficiary the vested percentage of the amounts credited to the Employee's Account in the method elected by the Beneficiary under Section 6.2, applying such Section as if the Beneficiary were the Employee and disregarding the requirement that the election must be made at least one year before the Employee terminates employment with the Employer. If the Employee dies after beginning to receive the payment of the vested percentage of the amount credited to his Account in installments under Section 6.2(c), the remaining installments shall be paid to his Beneficiary under the payment schedule in effect before the Employee's death.

         6.5 DISTRIBUTIONS FOR PAYMENT OF TAXES. Notwithstanding Section 6.1, if the Internal Revenue Service determines that the Employee is currently subject to income or other tax on the balance in his Account, the Employer shall pay to the Employee in one lump sum as of the date determined by the Employer that portion of the balance then in his Account that is necessary for the payment of federal, state, and local taxes, and interest and penalties thereon, that results from such determination, and the balance in the Employee's Account shall immediately be reduced by the amount of such distribution.

         6.6 FORM OF PAYMENT. Payments with respect to the Account shall be made in cash. As provided in Sections 6.2, 6.3, and 6.4, payments shall be made "as of" a certain date, which means that payments will be made on or as soon as practicable after such date, and will be equal to the balance in the Employee's Account as of that certain date. All payments made to the Employee or his Beneficiary shall be subject to applicable withholding and to such other

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



deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other applicable jurisdiction.


                                    SECTION 7
                                    ---------

                         ADMINISTRATION OF THE AGREEMENT
                         -------------------------------

         7.1 GENERAL. The general administration of the Agreement and the responsibility for carrying out its provisions shall be placed in the Committee.

         7.2 EXPENSES. Expenses of administering the Agreement shall be borne by the Employer.

         7.3 COMPENSATION OF COMMITTEE. The members of the Committee shall not receive compensation for their services as such, and, except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.

         7.4 RULES. Subject to the limitations of the Agreement, the Committee may, from time to time, establish rules for the administration of the Agreement and the transaction of its business. The Committee may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly. The Committee shall interpret the Agreement. The Committee's interpretation of the Agreement shall be subject to de novo review in arbitration that occurs pursuant to Section 11.2 hereof.

         7.5 AGENTS AND EMPLOYEES. The Committee may authorize one or more agents to execute or deliver any instrument. The Committee may appoint or employ such agents, counsel, auditors, physicians, clerical help, and actuaries as in the Committee's judgment may seem reasonable or necessary for the proper administration of the Agreement.

         7.6 INDEMNIFICATION. The Employer shall indemnify each member of the Committee for all expenses and liabilities (including reasonable attorney's fees) arising out of the administration of the Agreement, other than any expenses or liabilities resulting from the Committee's own gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.


                                    SECTION 8
                                    ---------

                               FUNDING OBLIGATION
                               ------------------

         The Employer shall have no obligation to fund, either by the investment in any account or by any other means, its obligation to the Employee hereunder. The Employer shall establish a rabbi trust, to which the Employer shall contribute assets to provide for its obligations under this Agreement. All assets allocated for such purpose shall be assets of the Employer subject to claims against the Employer, including claims of the Employer's creditors, to the same extent as are other corporate assets, and the Employee shall have no right or claim against the assets so allocated, other than as a general creditor of the Employer.


                                    SECTION 9
                                    ---------

                            AMENDMENT AND TERMINATION
                            -------------------------

         The Committee or the Employer may, without the consent of the Employee or his Beneficiary, amend or terminate the Agreement at any time; provided that, except as provided in Section 4.4 hereof, no amendment shall be made or act of termination taken which: (i) divests the Employee or his Beneficiary of the right to receive payments under the Agreement with respect to amounts theretofore credited to the Employee's Account, (ii) directly or indirectly reduces the credits to be made under Section 3 with respect to periods ending on and before December 31, 1999, or (iii) subsequent to the occurrence of a change in control (as defined in the Employment Agreement), directly or indirectly reduces the percentage credited under Section 3 of this Plan with respect to the Employee's Base Salary and award under the Employer's Annual Executive Incentive Plan for any year which ends after the change in control occurs below the percentage allocated under Section 3 for the immediately preceding year, unless, in each such case, the Employee, or, in the event of his death, his Beneficiary, consents to such amendment in writing. Subject to the foregoing, the Employer and the Employee may agree to amend this Agreement to adjust the future credits provided for hereunder in the event that the Employee becomes eligible to participate in another deferred compensation arrangement maintained by the Employer or an affiliate of the Employer.


                                   SECTION 10
                                   ----------

                           NON-ALIENATION OF BENEFITS
                           --------------------------

         Neither the Employee nor his Beneficiary shall alienate, commute, anticipate, assign, pledge, encumber, or dispose of the right to receive the payments required to be made by the Employer hereunder, which payments and the right to receive them are expressly declared to be nonassignable and nontransferable. In the event of any attempt to assign or transfer any such payments or the right to receive them, the Employer shall have no further obligation to make any payments otherwise required of it hereunder.


                                   SECTION 11
                                   ----------

                                  MISCELLANEOUS
                                  -------------

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




         11.1 DELEGATION. Any matter or thing to be done by the Employer shall be done by its Board of Directors, except that, from time to time, the Board by resolution may delegate to any person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Board, as the case may be.

         11.2 ARBITRATION. Any dispute or disagreement between the parties hereto, including but not limited to a dispute concerning the necessity of a reduction or cancellation under Section 4.4 hereof, shall be submitted to mandatory and binding arbitration at the election of either party. The arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in Cincinnati, Ohio. Each party shall select an arbitrator and the two selected arbitrators shall select a third arbitrator. The decision of the arbitrators, and any award rendered therein, shall be final, conclusive, and binding upon the parties and any judgment thereon may be entered and enforced in any court of competent jurisdiction. Each party will bear 50% of all fees, costs, and expenses of the arbitration, and each party will bear all the fees, costs, and expenses of his or its own attorneys, experts, and witnesses.

         11.3 BINDING AGREEMENT. This Agreement may not be assigned by one party hereto without the consent of the other, except that this Agreement may be assigned by Employer to any affiliated company. Notwithstanding the foregoing general restriction on voluntary assignments, the rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, personal representatives and estates, which successors and assigns in the case of Employer shall include: (i) any affiliated company to which this Agreement is assigned by Employer, (ii) any successor of the ChoiceCare Parent or the ChoiceCare Operating Company by merger, combination or reorganization in any manner, whether such successor is a corporation, limited liability company, partnership (either general or limited), business trust, or other organization or person, and whether or not such successor is a successor by operation of law,
(iii) any recipient of materially all the assets and/or business of Employer in liquidation or distribution or by way of contribution of capital, (iv) any successor to materially all the assets and/or business of Employer by purchase or exchange, either singly or in combination, or (v) any combination of the foregoing. Employer covenants that it will make no distribution or contribution of assets and/or business as described in clause (iii) of the immediately preceding sentence nor enter into any agreement of sale or exchange of assets and/or business as described in clause (iv) of the immediately preceding sentence without requiring the recipient(s) of such assets or business to assume the obligations of Employer in this Agreement as a co-obligor.

         11.4 WAIVER. The failure of either party to enforce any provision or provisions of the Agreement shall not in any way be construed as a waiver of such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the

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



waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

         11.5 NO RIGHTS TO CONTINUED EMPLOYMENT. Nothing contained herein shall be construed as conferring upon the Employee the right to continue in the employment of the Employer in any capacity.

         11.6 RELATION TO OTHER PLANS. No amounts credited or payable under this Agreement shall be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any retirement plan or other arrangement of the Employer for the benefit of its employees.

         11.7 APPLICABLE LAW. The Agreement shall be governed by applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Ohio.

         11.8 SEPARABILITY OF PROVISIONS. If any provision of the Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Agreement shall be construed and enforced as if such provision had not been included.

         11.9 HEADINGS. Headings used throughout the Agreement are for convenience only and shall not be given legal significance.

         11.10 COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

         Signed at Cincinnati, Ohio on the 2nd day of May, 1997.

                    CHOICECARE CORPORATION:


                    By: /s/ Donald E. Hoffman
                       -----------------------------

                    Title: Chair H R & C Committee
                          --------------------------


                    CHOICECARE HEALTH PLANS, INC.:


                    By: /s/ Jane E. Rollinson
                       -----------------------------

                    Title: President
                          --------------------------


                    EMPLOYEE:


                    /s/ Daniel A. Gregorie
                    --------------------------------
                    Daniel A. Gregorie, M.D.


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